Exhibit 10.11

September 4, 2025

INJECTIVE FOUNDATION

[*]

Re: Pineapple Financial INJ Digital Asset Treasury Transaction

Ladies and Gentlemen:

Reference is made to the Securities Purchase Agreement, dated as of September 2, 2025 (the “SPA”), by and among Pineapple Financial, Inc., a corporation existing under the Canada Business Corporations Act (the “Company”) and the purchasers (as set forth on the signature pages to the SPA) of certain subscription receipts to be issued by the Company (the “Subscription Receipts”) pursuant to the terms of the SPA. Capitalized terms used in this letter agreement (this “Letter Agreement”) without definition will have the meaning assigned to them in the SPA.

As of the date hereof, the Injective Foundation (the “Investor”) is committing to purchase a certain number of Subscription Receipts (the “Commitment”) as part of the private placement transaction contemplated under the SPA (the “Private Placement”), related to the Company’s Injective digital asset treasury strategy. The INJ token is the native medium of exchange of the Injective network. In consideration of such Commitment, and subject to the terms hereof, the Investor, the Company, and D. Boral Capital LLC as the placement agent for the Private Placement (“Placement Agent” and each of the Company, the Investor and Placement agent a “party” and collectively, the “parties”), agree as follows:

1. Escrow Release Conditions. In consideration of the Investor’s making the Commitment as outlined above, the parties herewith agree as follows:

(a) Notice. Prior to the Escrow Release Notice being sent to the Subscription Receipt Agent in accordance with the terms of Section 2.6(g) of the SPA, on the day when all of the Escrow Release Conditions (other than the requirement under Section 2.6(g) of the SPA to deliver the Escrow Release Notice) have been waived or satisfied, the Company and the Placement Agent shall provide the Investor with notice that in their reasonable determination the Escrow Release Conditions have been met, including supporting documentation of such determination (such notice, the “Pre-release Notice”).

(b) Opportunity to Review and Comment. The Investor shall be provided with the opportunity to review the Pre-release Notice and provide any comments, which comments shall be for the benefit of all Purchasers, to the Company and the Placement Agent within 24 hours of receiving the Pre-Release Notice. The Company and the Placement Agent shall reasonably consider any comments provided by the Investor prior to delivery of the Escrow Release Notice to the Subscription Receipt Agent.

2. Miscellaneous. Upon execution of this Letter Agreement by the parties hereto, the terms of this Letter Agreement shall be binding upon, and in full force and effect against, the Company, the Investor and the Placement Agent. This Letter Agreement is intended to be a side letter as contemplated by the SPA, supplementing the SPA, and in the event of any inconsistency between the terms of this Letter Agreement, on the one hand, and the SPA, on the other hand, the terms of this Letter Agreement will control. The benefits accruing to the Investor under this Letter Agreement are for the sole and exclusive benefit of the Investor and shall not be transferred or assigned by the Investor to any other Person, in whole or in part, except with the written consent of the Company and the Placement Agent or as otherwise expressly provided herein. The provisions of Sections 5.7 (Successors and Assigns), 5.9 (Governing Law); 5.11 (Execution), and 5.12 (Severability) of the SPA are hereby incorporated herein by reference mutatis mutandis. This Letter Agreement shall become effective upon the Closing and shall remain in full force and effect with respect to the Investor for so long as the Investor maintains its Commitment and is not in default under the SPA or this Letter Agreement. This Letter Agreement may be amended, and the observance of any provision hereof may be waived, only with the written consent of each of the parties hereto.

[Signature page follows]

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If the above correctly reflects our understanding and agreement with respect to the foregoing matters, signify your acceptance by executing this Letter Agreement in the space provided below and returning an executed copy to the General Partner.

Very truly yours,

PINEAPPLE FINANCIAL, INC.

By:
Name:	Shubha Dasgupta
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED

AS OF THE DATE FIRST WRITTEN ABOVE:

D. BORAL CAPITAL LLC

By:
Name:
Title:

INJECTIVE FOUNDATION

By:
Name:
Title:

[Signature Page to Side Letter]